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FRONTIER INSURANCE GROUP, INC.     SEPTEMBER 30,      FORM 10-Q       EXHIBIT 11

                        Computation of Per Share Earnings
                 (in thousands, except per share dollar amounts)

                                                                  Three Months                        Nine Months
                                                               Ended September 30,                Ended September 30,
Primary earnings per share:                                     1998            1997              1998            1997
                                                               -------        -------            ------          ------
Net Income                                                     $14,193        $  14,758         $49,401         $42,081
                                                               =======        =========         =======         =======

Weighted average shares of
  common stock outstanding (1)                                  37,482           34,851          37,399          33,143
                                                                ======           ======          ======          ======

Net income per share of
  common stock outstanding (1)                                    $.38             $.42           $1.32           $1.27
                                                                  ====             ====           =====           =====

Fully diluted earnings per share:

Net Income                                                     $16,000          $16,529         $54,760         $47,356
                                                               =======          =======         =======         =======

Weighted average shares of
  common stock and common stock
  equivalents outstanding (1)                                   45,699           42,945          45,644          41,237
                                                                ======           ======          ======          ======

Net income per share of
  common stock and common stock
  equivalents outstanding (1)                                     $.35             $.38           $1.20           $1.15
                                                                  ====             ====           =====           =====

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(1)  Weighted average shares of common stock outstanding have been adjusted to give effect to all Company's common stock dividends and stock splits. Accordingly, net income per share of common stock has been adjusted.




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